                                                                    EXHIBIT 10.3


                        AMENDMENT TO EMPLOYMENT AGREEMENT


            This Amendment to Employment Agreement (this "Amendment"), made as of the 10th day of July, 2001, is entered into by The Medicines Company, a Delaware corporation with its principal place of business at One Cambridge Center, Cambridge, Massachusetts 02142 (the "Company"), and David Stack, residing at One Robin Drive, Oak Ridge, New Jersey 07438 (the "Employee").

            WHEREAS, the Company and the Employee are parties to an Employment Agreement dated as of April 1, 2000, as amended (the "Employment Agreement"); and

            WHEREAS, the Company and the Employee desire to make certain amendments to the terms of the Employment Agreement to reflect the Employee's agreement to devote his full business time to the Company;

            NOW THEREFORE, in consideration of these premises, the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

I.    Employment Agreement

1. Defined Terms. The capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Employment Agreement.

2. Title; Capacity. The Employment Agreement is hereby amended by deleting Section 2 of the Employment Agreement in its entirety and inserting in lieu thereof the following:

            "2. Title; Capacity. The Employee shall serve as Senior Vice President or in such other position as the Company or its Board of Directors (the "Board") may determine from time to time. The Employee shall be based at the Company's principal offices in New Jersey, unless otherwise agreed by the parties. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by Clive Meanwell (or if Dr. Meanwell shall have ceased to serve as Chief Executive Officer or Chairman of the Company, the Board or such officer of the Company as may be designated by the Board).

            The Employee hereby accepts such employment on a full-time basis and agrees to undertake the duties and responsibilities inherent in such position and/or such other duties and responsibilities as Dr. Meanwell (or the Board or its designee) shall from time to time reasonably assign to him. The Company acknowledges and agrees that during the Employment Period, the Employee may continue to serve on the board of directors of the companies listed on Exhibit A attached hereto (as amended from time to time upon the written agreement of the Company and the Employee, the "Permitted Boards"). The Company also acknowledges and agrees that the Employee may devote a portion of his business time to the winding down and termination of operations of Stack Pharmaceuticals, Inc. ("SPI"), provided that the Employee is working in good faith to wind down and terminate the operations of SPI as promptly as possible, consistent with good business judgment and SPI's obligations under contracts to which SPI is currently a party. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company except as provided in these agreements. The Employee acknowledges receipt of copies of all such rules and policies committed to writing as of the date of this Agreement."

3. Salary; Vacation. The annual base salary payable to the Employee shall be $265,000 commencing on August 1, 2001. The Employee shall be entitled to four weeks paid vacation per year, to be taken at such times as may be approved by Dr. Meanwell (or the Board or its designee).

4. Termination for Cause. The Employment Agreement is hereby amended by deleting paragraphs (e) and (f) of Section 4.2 of the Employment Agreement in their entirety and inserting in lieu thereof the following:

            "(e) the Employee's excessive use of alcohol and/or drugs which is judged by the Board to materially interfere with the performance of his duties;

            "(f) any misconduct by the Employee which in the reasonable judgment of the Board would jeopardize the success of the Company; or

            "(g) the Employee's breach of the Invention and Non-Disclosure Agreement dated as of July 10, 2001 between the Company and the Employee."

5.    Non-Compete.

      (a) The Employment Agreement is hereby amended by deleting the last sentence of Section 6.1 of the Employment Agreement in its entirety and inserting in lieu thereof the following:

            "For this purpose, "Competitive Products" shall mean a product with chemical or commercial characteristics of the kind or type developed or being developed, produced, marketed or sold by the Company during the Employment Period.";

      provided that this amendment shall not be effective with respect to the activities and business conducted by SPI under contracts to which SPI is currently a party until such time as the operations of SPI are wound down and terminated.

      (b) The Employment Agreement is hereby amended by adding the following sentence to the end of Section 6.2 of the Employment Agreement:

             "The Company also agrees that a directorship by the Employee on a
            Permitted Board shall not be considered a violation of Section 6.1, so long as the Employee notifies the Company in writing of any potential violation of Section 6.1 as a result of such directorship and Dr. Meanwell (or the Board or its designee) agrees in writing that such directorship shall not be considered a violation of
            Section 6.1."

6.    Inventions and Proprietary Information.

      (a) The Employment Agreement is hereby amended by deleting Section 8 in its entirety. This amendment shall only be effective from and after the date hereof and shall have no retroactive effect on the Employee.

      (b) On or prior to the date hereof, the Employee shall have executed an Invention and Non-Disclosure Agreement (the "Invention Agreement") with the Company, which shall be effective from and after the date hereof. The Employee hereby confirms and ratifies his obligation thereunder.

II.   Stock Options

            Upon the date hereof, the Company shall grant to the Employee non-statutory stock options to purchase 200,000 shares of Common Stock on the terms and in the form of Non-statutory Stock Option Agreement attached hereto as Exhibit B (the "Option Agreement"). Such options shall vest in equal monthly installments in arrears over the four-year period commencing on the date hereof in accordance with the Option Agreement; provided, however, that, subject to the express terms set forth in the Option Agreement,

(a) if a Change in Control Event (as defined in the Option Agreement) occurs prior to the date, if any, on which the Employee is first elected as Chief Executive Officer of the Company, upon such Change in Control Event such options shall become immediately exercisable in full, and

(b) if a Change in Control Event occurs on or after the date, if any, on which the Employee is first elected as Chief Executive Officer of the Company, then following such Change in Control Event such options shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, a Termination Event (as defined in the Option Agreement) occurs.

III.  Winding Down of Stack Pharmaceuticals, Inc.

            The Company and the Employee agree that promptly following the execution of this Agreement, the Company and the Employee shall discuss in good faith the Company's role in the winding down and termination of the operations of Stack Pharmaceuticals, Inc. ("SPI"), including without limitation the proposed transition to the

      Company of certain activities currently being undertaken by SPI, the proposed acquisition by the Company of certain assets of SPI and the proposed assumption by the Company of certain obligations and liabilities of SPI (it being understood that neither SPI nor the Company shall be obligated hereunder to consummate any transaction with respect to the winding down and termination of the operations of SPI until such time as definitive agreements are entered into between SPI and the Company).

IV.   Miscellaneous Provisions

1. The captions of the sections of this Amendment are for convenience of reference only and in no way define, limit, or affect the scope or substance of any section of this Amendment.

2. This Amendment shall be construed, interpreted, and enforced in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to conflict of laws provisions.

3. This Amendment, together with the Employment Agreement, the Invention Agreement and the Option Agreement, constitute the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter hereof.

4. In all respects other than as specifically provided in this Amendment, the Employment Agreement is hereby ratified and affirmed.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year set forth above.

                                         THE MEDICINES COMPANY



                                         By:  /s/ Clive Meanwell
                                              --------------------------
                                              Clive A. Meanwell


                                              Chief Executive Officer


                                                        EMPLOYEE



                                                        /s/ David Stack
                                                --------------------------------
                                                            David Stack

                                                                       EXHIBIT B



                              THE MEDICINES COMPANY

                       Nonstatutory Stock Option Agreement
                     Granted Under 1998 Stock Incentive Plan

1.      Grant of Option.

        This agreement evidences the grant by The Medicines Company, a Delaware corporation (the "Company") on July 10, 2001 (the "Grant Date") to David Stack, an employee of the Company (the "Participant"), of an option to purchase, in whole or in part, on the terms provided herein and in the Company's 1998 Stock Incentive Plan (the "Plan"), a total of 200,000 shares (the "Shares") of common stock, $0.001 par value per share ("Common Stock"), of the Company at a price of $18.10 per Share. Unless earlier terminated, this option shall expire on the tenth anniversary of the Grant Date (the "Final Exercise Date").

        It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Participant", as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.      Vesting Schedule.

         (a) The options will vest in equal monthly installments in arrears over the four-year period commencing on the Grant Date as determined by multiplying the original number of Shares by a fraction, the numerator of which shall equal the total number of months elapsed from the Grant Date and the denominator shall be 48. This option shall expire upon, and will not be exercisable after, the Final Exercise Date.

         (b) The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

         (c) Upon the occurrence of an Acquisition Event (as defined below) (regardless of whether such event also constitutes a Change in Control Event (as defined below)), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that this option shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Acquisition Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in this agreement or any other agreement between the Participant and the Company,

         (i) if such Change in Control Event occurs prior to the date, if any, on which the Participant is first elected as Chief Executive Officer of the Company, such assumed or substituted options shall become immediately exercisable in full, and

         (ii) if such Change in Control Event occurs on or after the date, if any, on which the Participant is first elected as Chief Executive Officer of the Company, such assumed or substituted options shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, a Termination Event (as defined below) occurs.

         Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, this option, then the Board shall (x) upon written notice to the Participant, provide that all then unexercised portion of this option will become exercisable in full as of a specified time (the "Acceleration Time") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participant before the consummation of such Acquisition Event, and/or (y) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), provide that this option shall terminate upon consummation of such Acquisition Event and the Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to this option (whether or not then exercisable), exceeds (B) the aggregate exercise price of this option.

         (d) Following the occurrence of a Change in Control Event that does not also constitute an Acquisition Event, except to the extent specifically provided to the contrary in this agreement or any other agreement between the Participant and the Company,

         (i) if such Change in Control Event occurs prior to the date, if any, on which the Participant is first elected as Chief Executive Officer of the Company, this option shall become immediately exercisable in full, and

         (ii) if such Change in Control Event occurs on or after the date, if any, on which the Participant is first elected as Chief Executive Officer of the Company, this option shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, a Termination Event occurs.

         (e) With the consent of the Board, which may be withheld, the Participant may at any time exercise this option as to all or any part of the Shares, including then unvested Shares, provided, that the Participant as a condition to such exercise executes and delivers an Agreement Covering Shares Acquired Upon Exercise of Unvested Options (and escrow agreement), upon terms satisfactory to the Company, pursuant to which the Company shall have the right to purchase, upon termination of the Participant's employment, all Shares that would not then have been vested under the terms set forth in this agreement or the Plan.

         (f) Notwithstanding anything in this option to the contrary, in the event that the Participant's relationship with the Company is terminated by reason of death or disability (within the meaning of Section 22(e)(3) of the Code), then, in addition to the Shares as to which this option is exercisable as of such termination date pursuant to the terms hereof, this option shall also become exercisable for an additional number of Shares equal to 50% of the Shares covered by this option which were not otherwise exercisable as of such termination date. For example, if as of the termination date, 6,000 shares of a 10,000 share stock option had vested and no shares covered by such option had been exercised, upon such termination date, the option would become exercisable for an additional 2,000 shares (50% of (10,000 - 6,000)) or total of 8,000 shares.

         (g) For purposes of this Section 2, the following terms shall have the definitions set forth below:

         (1)      An "Acquisition Event" shall mean:

                  (A) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property; or

                  (B) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

         (2)      A "Change in Control Event" shall mean:

                  (A) any sale or transfer of all or substantially all of the assets of the Company to another corporation or entity, any merger, consolidation or reorganization of the Company into or with another corporation or entity, with the result that, upon conclusion of the transaction, the voting securities of the Company immediately prior thereto do not represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the continuing or surviving entity of such consolidation, merger or reorganization; or

                  (B) following the date on which the Company becomes subject to the periodic reporting requirements under
                           Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a disclosure that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than (i) any shareholder who, prior to the Company becoming subject to such reporting requirements of Section 13 of the Exchange Act, previously held at least 30% of the combined voting power of outstanding voting securities of the Company, (ii) the Company or (iii) any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company, becomes the beneficial owner as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation thereto under the Exchange Act) of securities representing 30% or more of the combined voting power of the then outstanding voting securities of the Company; or

                  (C) such time as individuals who as of the date of the initial adoption of the Plan constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect any transaction described in clause (A) or (B) of this section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or whose nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors.

         (3) "Termination Event" shall mean the termination of the Participant's employment by (i) by the Company or the acquiring or succeeding corporation without Cause (as defined in the Employment Agreement dated as of April 1, 2000, as amended, between the Company and the Participant, as amended from time to time); (ii) as a result of his death or disability (within the meaning of Section 22(4)(3) of the Code); or (iii) by the Participant upon written notice given promptly after the Company's or the acquiring or succeeding corporation's taking any of the following actions, which actions shall not have been cured within a 30-day period following such notice: (w) the principal place of the performance of the Participant's responsibilities (the "Principal Location") is changed to a location outside of a 30 mile radius from the Principal Location immediately prior to the Change in Control Event; (x) there is a material reduction in the Participant's responsibilities without Cause; (y) there is a material reduction in the Participant's salary; or (z) there is a significant diminution in the scope of the Participant's responsibilities without the Participant's agreement (excluding increases in responsibility and sideways moves to jobs with similar descriptions).

3.       Exercise of Option.

                  Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

                  Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the date of grant of this option, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an "Eligible Participant").

                  Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

                  Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for "cause" as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant, provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

                  Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company for Cause, the right to exercise this option shall terminate immediately upon the effective date of such discharge. "Cause" shall mean: (i) conviction of any felony or any crime involving moral turpitude or dishonesty; (ii) participation in a fraud or act of dishonesty against the Company; (iii) willful and material breach of the Company's policies; (iv) intentional and material damage to the Company's property; or (v) material breach of such Participant's non-disclosure, non-competition or other similar agreement with the company.

4.       Withholding.

         No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5.      Nontransferability of Option.

        This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6.      Provisions of the Plan.

        This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

        IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.


                                            The Medicines Company



Dated: __________                           By:  _________________________
                                                   Clive Meanwell
                                                   Chief Executive Officer

                            PARTICIPANT'S ACCEPTANCE

        The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 1998 Stock Incentive Plan.




               PARTICIPANT: ____________________________



               Address: ___________________________________

                        __________________________________